UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

ION ACQUISITION CORP 2 LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-40048	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Medinat Hayehudim

Herzliya 4676672, Israel

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +972 (9) 970-3620

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-eighth of one redeemable warrant	IACB.U	The New York Stock Exchange
Class A ordinary share, par value $0.0001 per share	IACB	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IACB WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 29, 2021, ION Acquisition Corp 2 Ltd., a Delaware Corporation (“ION”), held extraordinary general meeting of shareholders (the “meeting”). At the meeting, a total of 22,451,712 (70.99%) of ION’s issued and outstanding Ordinary Shares held of record as of November 3, 2021, the record date for the meeting, were present either in person or by proxy, which constituted a quorum. ION’s shareholders voted on the following proposals at the meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

1.	The Business Combination Proposal. To approve, ratify and adopt the Agreement and Plan of Merger, dated as of June 24, 2021 (as it may be amended and/or restated from time to time, (the “Merger Agreement”) and to which the form of Plan of Merger required by the Companies Act (as amended) of the Cayman Islands (the “Plan of Merger”) is appended) by and among ION, Innovid, Inc. (“Innovid”), Inspire Merger Sub 1, Inc. (“Merger Sub 1”), and Inspire Merger Sub 2, LLC (“Merger Sub 2”), a copy of which is attached to the proxy statement as Annex A, and approve the transactions contemplated thereby (the “Business Combination”).

Votes For	Votes Against	Abstentions
21,827,218	592,194	32,300

2.	The Domestication Proposal. To approve the Domestication of ION as a Delaware corporation.

Votes For	Votes Against	Abstentions
21,827,218	592,194	32,300

3.	The Stock Issuance Proposal. To approve the issuance of 20,000,000 shares of ION Class A Common Stock (following the domestication) to certain accredited and institutional investors (the “PIPE Investors”) pursuant to the PIPE Investment (as defined in the Merger Agreement), and 93,255,615 ION Class A Ordinary Shares to the Innovid Equity Holders pursuant to the Merger Agreement, plus any additional shares pursuant to subscription agreements we may enter into prior to the Closing.

Votes For	Votes Against	Abstentions
21,827,218	592,194	32,300

4.	The Organizational Documents Proposal. To approve the proposed Certificate of Incorporation and Bylaws (“Proposed Organizational Documents”) in connection with the Merger.

Votes For	Votes Against	Abstentions
19,176,880	1,199,480	2,075,352

5.	The Advisory Organizational Documents Proposal 5A. To approve on an advisory non-binding basis an alteration of the authorized share capital of ION at the effective time of the Merger.

Votes For	Votes Against	Abstentions
18,747,439	2,403,665	1,300,608

6.	The Advisory Organizational Documents Proposal 5B. To approve on an advisory non-binding basis adopting Delaware as the exclusive forum for certain stockholder litigation.

Votes For	Votes Against	Abstentions
17,972,695	2,403,665	2,075,352

7.	The Advisory Organizational Documents Proposal 5C. To approve on an advisory non-binding basis provisions providing that the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required for stockholders to amend, alter, repeal or rescind all or any portion of Part B of Article V, Article VI, Article VIII, Article IX, Article X, Article XI or Article XII of the Proposed Certificate of Incorporation.

Votes For	Votes Against	Abstentions
16,601,148	3,774,212	2,076,352

8.	The Advisory Organizational Documents Proposal 5D. To approve on an advisory non-binding basis provisions permitting the removal of a director only for cause and only by the affirmative vote of the holders of a majority of at least two-thirds of the outstanding shares entitled to vote at an election of directors.

Votes For	Votes Against	Abstentions
16,601,151	3,775,209	2,075,352

9.	The Advisory Organizational Documents Proposal 5E. To approve on an advisory non-binding basis provisions requiring or permitting stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting; provided that any action required or permitted to be taken by the holders of Innovid Corp. Preferred Stock, voting separately as a class or separately as a class with one or more other such series, may be taken without a meeting if signed by the holders having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted in compliance with the DGCL.

Votes For	Votes Against	Abstentions
16,681,741	3,693,379	2,076,592

10.	The Advisory Organizational Documents Proposal 5F. To approve on an advisory non-binding basis that certain additional changes, including, among other things, (i) making Innovid Corp.’s corporate existence perpetual and (ii) removing certain provisions related to ION’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the ION Board of Directors believes is necessary to adequately address the needs of Innovid Corp. after the Business Combination.

Votes For	Votes Against	Abstentions
19,176,880	1,199,480	2,075,352

11.	The Innovid Corp. Incentive Plan Proposal. To approve the Innovid Corp. 2021 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions
18,751,381	1,623,979	2,076,352

12.	The Innovid Corp. Employee Stock Purchase Plan Proposal. To approve the Innovid Corp. Equity Share Purchase Plan.

Votes For	Votes Against	Abstentions
19,172,698	1,201,662	2,076,352

13.	The Director Election Proposal. To elect six directors to the Board of Directors to serve staggered terms on the Innovid Corp. board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, respectively and until their respective successors are duly elected and qualified.

Votes For	Votes Against	Abstentions
19,096,050	1,280,310	2,075,352

Item 7.01	Regulation FD Disclosure.

On November 29, 2021, ION issued a press release announcing that its shareholders voted to approve the previously announced business combination with Innovid. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01	Other Events

In connection with the business combination, the transactions are expected to generate approximately $251 million of proceeds, (including $200 million from the PIPE Investment) after giving effect to redemptions (of 19,585,174 shares) and payment of deferred underwriting commissions, but before payment of transaction expenses.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ION ACQUISITION CORP 2 LTD.

By:	/s/ Anthony Reich
	Name:	Anthony Reich
	Title:	Chief Financial Officer

Date: November 29, 2021

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